Financial Highlights: Q1 2011 (US$ in millions, except per share data) (*) Note: See Aspen's quarterly financial supplement for a reconciliation of operating income to net income, average equity to closing shareholders' equity and diluted book value per share to basic book value per share in the Investor Relations section of Aspen's website at www.aspen.bm per share to basic book value per share in the Investor Relations section of Aspen's website at www.aspen.bm per share to basic book value per share in the Investor Relations section of Aspen's website at www.aspen.bm